Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the GoodHaven Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of GoodHaven Funds Trust for the year ended November 30, 2023, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the GoodHaven Funds Trust for the stated period.

/s/Larry Pitkowsky Larry Pitkowsky President and Principal Executive Officer	/s/Lynn Iacona Lynn Iacona Treasurer and Principal Financial Officer
Dated: January 30, 2024	Dated: January 30, 2024

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by GoodHaven Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.